EXHIBIT 32.2

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on Form 10–Q of American Battery Technology Company. (the “Company”) for the period ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof, I, Kimberly Eckert, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, that, to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2023	By:	/s/ Kimberly Eckert
Kimberly Eckert
Chief Financial Officer